SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)
 COMMON STOCK-TECH/OPS-SEVCON, INC.
          GAMCO ASSET MANAGEMENT INC.
                      12/26/06            3,200             7.4934
                      12/21/06              300             7.4000
                      12/20/06            2,100             7.3929
                      12/14/06            1,200             7.4000
                      12/11/06            3,100             7.3913
                      12/08/06              700             7.3500
                      12/05/06              800             7.2500
                      11/27/06            4,500             6.9067
           GABELLI FUNDS, LLC.
               GABELLI SMALL CAP GROWTH FUND
                      12/20/06            1,200             7.3000
                      12/06/06              700             7.3000
                      12/04/06            2,900             7.1852
                      11/06/06            4,200             6.9969

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.